SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report: December 18, 2005
(Date of earliest event reported)

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SINOFRESH HEALTHCARE, INC.
(Exact name of registrant as specified in its charter)

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Florida	0-49764	65-1082270
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

516 Paul Morris Drive
Englewood, Florida 34223
(Address of principal executive offices, zip code)

(941) 681-3100
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On December 18, 2005. The Company has entered into a Settlement Agreement dated as of December 9, 2005 (the "Otto Settlement Agreement"), with the law firm of The Otto Law Group, PLLC. The Otto Settlement Agreement is attached as Exhibit 99.1 to this Form 8-K.

The Otto Settlement Agreement contains the following principal provisions: (i) the Company's issuance of shares of common stock to David Otto with a value of $100,000 (which shares will be issued in ten equal monthly installments, beginning on or about January 1, 2006), and (ii) the release of claims of the Otto firm against the Company for payment of legal fees. The number of shares to be issued will be determined by the closing market price on the date of issuance. David Otto is a director of the Company.

Item 3.02. Unregistered Sale of Equity Securities.

As indicated above, the Company has agreed to issue up to $100,000 in shares of common stock to David Otto. These shares will be issued in reliance upon Section 4(2) of the Securities Act.

Item 9.01. Exhibits.

Exhibit No.  Item

99.1	Agreement with Otto Law Group, PLLC

Signatures

Pursuant to the requirement of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SINOFRESH HEALTHCARE, INC.

Date: December 20, 2005	By:	/s/ Scott M. Klein
Scott M. Klein
Chief Financial Officer (Principle Accounting Officer)